UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2017

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 456-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors ("Board") of Asterias Biotherapeutics, Inc. (the "Company") on June 14, 2017, the Board increased the number of members on the Board from nine to ten and elected Michael Mulroy, the Company's incoming President and Chief Executive Officer, to serve on the Board, effective June 26, 2017 and upon commencement of his employment with the Company.

The terms of Mr. Mulroy's employment with the Company as President and Chief Executive Officer, and a summary of his business experience is set forth on the Company's Current Report on Form 8-K filed with the SEC on May 23, 2017, and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June  14, 2017, the Company held its 2017 annual meeting of stockholders (the "Annual Meeting").  The following matters were voted on by the stockholders at the Annual Meeting: (i) the election of nine directors, (ii) the amendments to the 2013 Equity Incentive Plan (the "Plan"), to increase the number of shares of the Company's Series A common stock ("Common Stock")  issuable under the Plan to 13.5 million shares, an increase of 2.5 million shares, and (iii) the ratification of the appointment of OUM & Co. LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017.

As of the record date of April 24, 2017, there was a total of 49,081,492 shares of Common Stock outstanding and entitled to vote at the meeting. The holders of 41,555,410 shares of Common Stock executed and delivered valid proxies at the annual meeting, which were duly voted at the Annual Meeting. Each of the proposals were approved by the Company's shareholders and the final voting results are as follows:

Election of Directors

Each of the following directors was elected by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Andrew Arno	29,745,133	946,478	10,863,799
Don M. Bailey	30,412,568	279,043	10,863,799
Stephen L. Cartt	30,445,492	246,119	10,863,799
Alfred D. Kingsley	30,223,310	468,301	10,863,799
Richard T. LeBuhn	29,536,888	1,154,723	10,863,799
Aditya Mohanty	30,435,507	256,104	10,863,799
Natale S. Ricciardi	29,932,830	758,781	10,863,799
Howard I. Scher	30,430,971	260,640	10,863,799
Michael D. West	30,421,570	270,041	10,863,799

Amendments to the Plan

The amendments to the Plan were approved by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
28,990,259	1,668,746	32,606	10,863,799

Ratification of OUM & Co. LLP as the Company’s independent registered public accountants
The ratification of OUM & Co. LLP as the Company’s independent registered public accountants was approved by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
41,286,810	96,778	171,822	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: June 16, 2017	By:	/s/ Ryan D. Chavez
Chief Financial Officer